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                                                                   EXHIBIT 10l-2

                                    AMENDMENT
                                     TO THE
                              BELLSOUTH CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     THIS AMENDMENT is made to the BellSouth Corporation Supplemental Executive Retirement Plan (the "Plan"), effective as of December 31, 2005.

                                   WITNESSETH:

     WHEREAS, BellSouth Corporation (the "Company") sponsors the Plan, which was amended and restated effective November 1, 1997; and

     WHEREAS, the Board of Directors of the Company has delegated to the Executive Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") authority to approve amendments to existing executive compensation plans or programs, other than amendments involving significant policy considerations or as otherwise appropriate; and

     WHEREAS, the Plan has previously been amended pursuant to actions of the Compensation Committee at its November 24, 2003 and June 28, 2004 meetings; and

     WHEREAS, the Compensation Committee, at its November 28, 2005 meeting and at its special meeting on January 10, 2006, approved further amendments to the Plan to provide for capping the amount of lump sum death benefits under Section 5 of the Plan for current Plan Participants at the amount that would have been payable had a Participant died on December 31, 2005 and, for all future Plan Participants, to eliminate altogether death benefits described in Section 5 of the Plan; and

     WHEREAS, the Compensation Committee authorized appropriate officers of the Company to do such further acts and to execute such documents as may be necessary or advisable to effectuate the purposes of its resolutions adopting such Plan amendments;

     NOW, THEREFORE, pursuant to the authority delegated by the Compensation Committee, the undersigned officer approves the following revisions to the Plan document:

     Section 5 of the Plan shall be amended by inserting, immediately following
Section 5.1, a new Section 5.1A which shall read as follows:

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     1A.  Death Benefits After 2005.

          Notwithstanding the provisions of Section 5.1 preceding:

          (i) with respect to each Participant in the Plan on December 31, 2005, the amount of any death benefit payable pursuant to Section 5.1 shall in no event be based on base salary and/or Standard Award amounts greater than such Participant's base salary and the Standard Award applicable with respect to such Participant on December 31, 2005; and

          (ii) with respect to individuals who become eligible to participate in the Plan on or after January 1, 2006, no death benefits shall be payable pursuant to this Section 5.

     Any other provisions of the Plan not amended herein shall remain in full force and effect.


January 19, 2006                        /s/ Richard D. Sibbernsen
Date                                    ----------------------------------------
                                        Vice President-Human Resources